Exhibit 99.1

news release

Omnicare Reports Second-Quarter 2014 Financial Results

CINCINNATI, July 23, 2014 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its second-quarter ended June 30, 2014.

Second-Quarter Highlights:

•	Net sales increase of 7.1% to $1.6 billion

•	Adjusted cash earnings per diluted share from continuing operations 7.1% higher to $0.91; GAAP earnings per diluted share of $0.21

•	Adjusted EBITDA from continuing operations of $176 million

•	Cash flows from continuing operations increase of 36.1% to $219 million

“We are pleased with our second-quarter results, which reflect consistent execution of our plan to drive long-term growth across our business,” said Nitin Sahney, Omnicare's Chief Executive Officer. "We performed especially well within our Specialty Care Group, which generated double-digit increases in revenues and operating income. Moreover, we are encouraged by the development of our sales pipeline across our business, which we believe will benefit volumes as we exit 2014. With a disciplined focus on driving growth and optimizing our business operations and efficiencies, we believe we will continue to enhance value for our shareholders."

Second-Quarter Results

Financial results from continuing operations for the quarter ended June 30, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $1,611 million versus $1,503 million

•	Gross profit was $354 million as compared with $360 million

•	GAAP earnings per share was $0.58 versus $0.43

•	Adjusted cash earnings per diluted share was $0.91 versus $0.85

•	Adjusted EBITDA was $176 million versus $169 million

Cash flows from continuing operations for the quarter ended June 30, 2014 were $219 million versus $161 million in the comparable prior-year quarter.

Financial Position

Omnicare concluded the second-quarter of 2014 with no borrowings outstanding on its revolving credit facility, other than approximately $14 million in standby letters of credit, and $315 million in cash on its balance sheet.

In the second quarter, Omnicare repurchased 1.1 million shares for an aggregate amount of $65 million. As of June 30, 2014, the Company had approximately $340 million of availability under its current share repurchase authorization.

Also during the second quarter, Omnicare repurchased approximately $52 million in aggregate principal amount of its outstanding 3.75% Convertible Senior Subordinated Notes due 2025 (the "3.75% Notes due 2025") for approximately $134 million in cash. As of June 30, 2014, the remaining principal amount of the 3.75% Notes due 2025 outstanding was $80 million.

"During the second quarter, we achieved record quarterly operating cash flows, reflecting our methodical approach to working capital management," said Rocky Kraft, Omnicare's Chief Financial Officer. "We intend to remain focused on cash flow efficiency while ensuring we are opportunistic with respect to increasing returns through working capital strategies. We believe this balance will enable us to continue improving returns through a systematic approach to capital deployment."

Year-to-Date Results

Financial results from continuing operations for the six months ended June 30, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $3,182 million versus $2,962 million

•	Gross profit was $713 million as compared with $709 million

•	GAAP earnings per share was $1.17 versus $0.88

•	Adjusted cash earnings per diluted share was $1.82 versus $1.69

•	Adjusted EBITDA was $354 million versus $330 million

Cash flows from continuing operations for the six months ended June 30, 2014 were $390 million versus $267 million in the comparable prior-year quarter.

Segment Information

Financial results for the Long-Term Care Group for the second-quarter ended June 30, 2014 were as follows:

•	Net sales of $1,190 million were 2.7% higher than $1,159 million in the same prior-year period

•	Adjusted operating income of $160.0 million was in-line with the same prior-year period

Financial results for the Specialty Care Group for the second-quarter ended June 30, 2014 were as follows:

•	Net sales of $420 million were 22% higher than $343 million in the same prior-year period

•	Operating income of $31.1 million increased 15% from $27.1 million in the same prior-year period

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed and other information relevant to Omnicare's operations.

Special Items

The results for the second-quarters ended June 30, 2014 and 2013 include the impact of special items and cash EPS adjustments as follows:

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$15.9M	$0.15	$25.2M	$0.23	$30.2M	$0.28	$45.3M	$0.42
Cash EPS Adj.	$19.8M	$0.19	$21.2M	$0.19	$39.7M	$0.37	$42.5M	$0.39

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based upon its first half results, Omnicare updated its expectations for cash flows and reaffirmed other elements of its full-year guidance to reflect the following:

	Original Guidance	Current Guidance
Revenue	$6.3B to $6.4B	$6.3B to $6.4B
Adjusted cash earnings per diluted share (excluding special items)	$3.64 to $3.72	$3.64 to $3.72
Cash flows from operations (excluding settlement payments)	$475M to $550M	$500M to $550M

Webcast Today

Omnicare will hold a conference call to discuss its second-quarter 2014 financial results today, Wednesday, July 23, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies or specialty pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in our credit ratings given by rating agencies; timing of conversions of our convertible debt; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; costs to comply with the Company's Corporate Integrity Agreement; and unexpected costs and interruptions from the implementation of our new information technology system. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net sales	$1,610,584	$1,503,116	$3,181,622	$2,962,061
Cost of sales	1,256,354	1,143,601	2,468,938	2,252,842
Gross profit	354,230	359,515	712,684	709,219
Selling, general and administrative expenses	184,063	191,915	370,876	382,608
Provision for doubtful accounts	21,090	26,140	42,651	50,150
Settlement, litigation and other related charges	7,547	3,512	14,599	26,131
Other charges	11,284	31,268	21,560	35,274
Operating income	130,246	106,680	262,998	215,056
Interest expense, net of investment income	(29,980)	(29,624)	(59,421)	(59,086)
Income from continuing operations before income taxes	100,266	77,056	203,577	155,970
Income tax provision	39,020	29,754	78,693	60,354
Income from continuing operations	61,246	47,302	124,884	95,616
Loss from discontinued operations	(39,275)	4,917	(39,139)	10,957
Net income	$21,971	$52,219	$85,745	$106,573

Earnings per common share - Diluted:
Continuing operations	$0.58	$0.43	$1.17	$0.88
Discontinued Operations	(0.37)	0.04	(0.37)	0.10
Net Income	$0.21	$0.48	$0.80	$0.98

Weighted average number of common shares outstanding:
Diluted	$106,054	$109,931	$106,906	$108,736

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$314,726	$356,001
Accounts receivable, less allowances	693,213	695,684
Inventories	407,790	512,418
Deferred income tax benefits	108,212	135,094
Other current assets	291,220	265,536
Current assets of discontinued operations	42,029	49,995
Total current assets	1,857,190	2,014,728
Properties and equipment, at cost less accumulated depreciation	325,253	305,888
Goodwill	4,060,683	4,057,456
Identifiable intangible assets, less accumulated amortization	114,172	129,974
Other noncurrent assets	104,623	96,722
Noncurrent assets of discontinued operations	40,909	87,078
Total noncurrent assets	4,645,640	4,677,118
Total assets	$6,502,830	$6,691,846
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$245,581	$181,022
Accrued employee compensation	63,091	50,240
Current debt	494,738	527,204
Other current liabilities	273,693	355,845
Current liabilities of discontinued operations	18,044	18,846
Total current liabilities	1,095,147	1,133,157
Long-term debt, notes and convertible debentures	1,417,619	1,418,819
Deferred income tax liabilities	1,022,697	1,012,733
Other noncurrent liabilities	56,507	53,835
Noncurrent liabilities of discontinued operations	537	1,398
Total noncurrent liabilities	2,497,360	2,486,785
Total liabilities	3,592,507	3,619,942

Convertible debt	310,299	331,101

Stockholders' equity	2,600,024	2,740,803
Total liabilities and stockholders' equity	$6,502,830	$6,691,846

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
($000s)
Unaudited

	June 30, 2014
	Three months ended	Six months ended
Cash flows from operating activities:
Net income (loss)	$21,971	$85,745
(Income) loss from discontinued operations	39,275	39,139
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,343	28,277
Amortization	19,018	38,820
Debt redemption loss and costs, net	8,414	8,414
Disposition of business, net	520	520
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	49,605	(14,436)
Inventories	34,796	104,580
Current and noncurrent assets	(5,968)	(10,418)
Accounts payable	17,275	71,429
Accrued employee compensation	17,498	12,851
Current and noncurrent liabilities	1,887	25,299
Net cash flows from operating activities	218,634	390,220
Net cash flows from operating activities of discontinued operations	248	6,160
Net cash flows from operating activities	218,882	396,380
Cash flows from investing activities:
Divestiture of businesses, net	3,485	7,114
Capital expenditures	(21,858)	(48,023)
Other	28	40
Net cash flows used in investing activities of continuing operations	(18,345)	(40,869)
Net cash flows used in investing activities of discontinued operations	(434)	(730)
Net cash flows used in investing activities	(18,779)	(41,599)
Cash flows from financing activities:
Payments on term loans	(5,312)	(10,625)
Payments on long-term borrowings and obligations	(136,085)	(175,115)
Decrease in cash overdraft balance	(3,333)	(6,870)
Payments for Omnicare common stock repurchases	(65,021)	(160,438)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	(6,688)	(2,720)
Dividends paid	(19,383)	(38,979)
Other	3,272	4,121
Net cash flows used in financing activities	(232,550)	(390,626)
Net increase (decrease) in cash and cash equivalents	(32,447)	(35,845)
Less increase (decrease) in cash and cash equivalents from discontinued operations	(186)	5,430
Increase (decrease) in ash and cash equivalents from continuing operations	(32,261)	(41,275)
Cash and cash equivalents at beginning of period	346,987	356,001
Cash and cash equivalents at end of period	$314,726	$314,726

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.58	$0.43	$1.17	$0.88

Special Items: (a)
Settlement, litigation and other related charges	0.04	0.02	0.08	0.15
Other charges	0.07	0.18	0.12	0.20
Amortization of discount on convertible notes	0.04	0.03	0.07	0.07
Debt redemption costs	—	—	—	—
Total Special Items	0.15	0.23	0.28	0.42
Cash EPS Adjustments	0.19	0.19	0.37	0.39
Adjusted cash earnings per diluted share from continuing operations	$0.91	$0.85	$1.82	$1.69

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$130,246	$106,680	262,998	$215,056
Depreciation and amortization	33,361	33,498	67,097	65,487
Amortization of discount on convertible notes	(6,214)	(6,187)	(12,345)	(12,256)
EBITDA from continuing operations	157,393	133,991	317,750	268,287
Special items (a)	18,831	34,780	36,159	61,405
Adjusted EBITDA from continuing operations	176,224	168,771	353,909	329,692

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	157,393	133,991	317,750	268,287
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,766)	(23,437)	(47,076)	(46,830)
Income tax provision	(39,020)	(29,754)	(78,693)	(60,354)
Other operating activities (including debt redemption costs)	8,414	—	8,414	—
Disposition of business, net	520	28,786	520	28,786
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	115,093	51,114	189,305	77,275
Net cash flows from operating activities of continuing operations	$218,634	$160,700	$390,220	$267,164

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	149,533	125,929	302,117	255,746
Special items (a)	10,467	34,061	20,030	59,432
Adjusted operating income from continuing operations - LTC	160,000	159,990	322,147	315,178

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
($000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare's management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q2 2014		YTD 2014		Q2 2013		YTD 2013
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$7,547	$4,659	$14,599	$8,980	$3,512	$2,173	$26,131	$16,086

Other charges
Acquisition and other related costs (2)	—	—	—	—	1,763	1,086	2,300	1,416
Disposition of businesses (3)	520	320	520	320	28,786	17,721	28,786	17,721
Separation costs (4)	3,004	1,871	13,280	8,169	719	444	4,188	2,578
Loss on debt repurchase (5)	7,760	4,773	7,760	4,773	—	—	—	—
Subtotal - Other charges	11,284	6,964	21,560	13,262	31,268	19,251	35,274	21,715
Subtotal - EBIT Special Items	18,831	11,623	36,159	22,242	34,780	21,424	61,405	37,801

Interest Expense:
Amortization of discount on convertible notes (6)	6,214	3,836	12,345	7,593	6,187	3,812	12,256	7,545
Debt redemption costs (5)	647	398	647	398	—	—	—	—
Subtotal - Interest Expense Special Items	6,861	4,234	12,992	7,991	6,187	3,812	12,256	7,545
Subtotal - Special Items	25,692	15,857	49,151	30,233	40,967	25,236	73,661	45,346

Cash EPS Items:
Amortization of intangibles	7,885	4,868	15,802	9,720	8,350	5,143	16,885	10,390
Goodwill amortization tax deduction (7)	—	6,962	—	14,008	—	9,387	—	18,834
Convertible debt tax deduction (8)	—	7,946	—	16,020	—	6,657	—	13,283
Subtotal - Cash EPS Items	7,885	19,776	15,802	39,748	8,350	21,187	16,885	42,507

Grand Total - Special Items	$33,577	$35,633	$64,953	$69,981	$49,317	$46,423	$90,546	$87,853

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)	In the second quarter of 2013, the Company completed the disposition of certain assets in its Medical Supply Services business which was not considered significant to the operations of Omnicare.

(4)	Operating income includes separation related costs and accelerated stock based compensation expense for certain employees.

(5)	Operating income (loss) and interest expense include charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.
Discontinued Operations:
During the fourth quarter of 2013, the Company's end-of-life hospice pharmacy business as well as certain retail operations qualified for discontinued operations treatment. As such, the results from continuing operations for all periods presented have been revised to reflect the results of these businesses as discontinued operations, including certain expenses of the Company related to the classification as discontinued operations.